SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

March 30, 2016

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 30, 2016, the Registrant held its Annual Meeting of Stockholders, at which two proposals were submitted to, and approved by, the Registrant’s stockholders. The proposals are described in detail in the Registrant’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 16, 2016. The final results for the votes regarding each proposal are set forth below.

1. Registrant’s stockholders elected eleven directors to the Registrant’s Board of Directors, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstained	Broker Non-Votes
Michael A. Conway	8,873,301	87,589	27,029	1,404,207
J. Michael Fitzpatrick	8,881,796	89,694	16,429	1,404,207
Freeman A. Hrabowski, III	8,849,874	118,537	19,508	1,404,207
Lawrence E. Kurzius	8,807,215	162,288	18,416	1,404,207
Patricia Little	8,911,022	55,895	21,002	1,404,207
Michael D. Mangan	8,873,927	95,769	18,223	1,404,207
Maritza G. Montiel	8,896,265	63,037	28,617	1,404,207
Margaret M.V. Preston	8,912,091	53,079	22,749	1,404,207
Gordon M. Stetz, Jr.	8,896,855	80,640	10,424	1,404,207
Jaques Tapiero	8,892,084	78,490	17,345	1,404,207
Alan D. Wilson	8,906,098	60,868	20,953	1,404,207

2. Registrant’s stockholders ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending November 30, 2015. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
10,225,857	139,483	26,786	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: April 1, 2016	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary